Exhibit 99.2

DEED OF TERMINATION AND RELEASE

DATED : 13th day of August, 2015

BETWEEN :

1.	DREAMWORLD LEISURE MANAGEMENT LIMITED, a company incorporated under the laws of British Virgin Islands (together with its successors or assigns as permitted under this Agreement, the “Company”); and

2.	CHUNG YUK MAN, an individual and holder of Hong Kong Identity Card number (the “Executive” or “Employee”).

WHEREAS

(A)	ELIXIR GAMING TECHNOLOGIES (HONG KONG) LIMITED (“EGT HK”) and the Executive entered into an Executive Hong Kong Employment Agreement dated December 31, 2012 (“Hong Kong Agreement”) for employment of the Executive as the Executive Chairman & CEO for his services performed within or in relation to Hong Kong;

(B)	The Company and the Executive entered into an Executive Overseas Employment Agreement dated December 31, 2012 (“Overseas Agreement”) for employment of the Executive as the Executive Chairman & CEO for his services performed in countries outside Hong Kong;

(C)	EGT HK, the Company and the Executive wish to streamline and consolidate their employment arrangements with the Executive where (1) EGT HK and the Executive will terminate the Hong Kong Agreement and enter into a new employment agreement appointing the Executive as Chairman and CEO of EGT and (2) the Overseas Agreement will be terminated;

(D)	The Company and the Executive agreed to terminate the Overseas Agreement pursuant to the terms and conditions hereof.

NOW THIS DEED WITNESS as follows :

1. Interpretation

1.1	In this Deed, unless the context otherwise requires :

“Affiliated Companies” means in relation to the Company, its subsidiary, associated company, holding company or ultimate shareholder(s) thereof or any subsidiary or associated company of such holding company or shareholder(s) from time to time and without prejudice to the generality of the foregoing, shall include Entertainment Gaming Asia Inc., and its subsidiaries from time to time

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“Employment Agreement” has the meaning as ascribed thereto in Recital (B) above;

“Party” means either the Company or the Employee and the term “Parties” mean both of them;

“Related Entity” means in relation to the Company, its directors, officers, employees, agents and Affiliated Companies; and

“US$” means United State dollars, the lawful currency of United States of America.

1.2	References in this Deed to :-

(a)	unless otherwise states, clauses and Recitals are references to clauses and sub-clauses of and recitals to this Deed;

(b)	references to any statute, regulation or other statutory provision are references to such statute, regulation or provision as from time to time amended, modified, consolidated, codified or re-enacted and includes subsidiary legislation made thereunder;

(c)	this Deed (or any specific provision hereof) or any other document shall be construed as references to this Deed, that provision or that other document as amended, varied or modified from time to time; and

(d)	the Schedule(s) forms part of this Deed

1.3	Headings in this Deed are for ease of reference only and shall not affect the interpretation or construction of this Deed. Words denoting the singular include the plural and vice versa, words denoting one gender include all genders.

2. Termination of the overseas agreement

2.1	The Company and the Executive hereby agree to terminate the Overseas Agreement by mutual consent and all terms of the Overseas Agreement shall be terminated and cease to have any effect on December 31, 2014. Each of the Company and the Executive hereby irrevocably confirms, warrants and represents to the other Party that, with immediate effect:-

(i)	it shall release the other Party from any present or future obligations, undertakings, liabilities (actual or contingent), commitment, warranties howsoever in connection with or arising from the Overseas Agreement; and

(ii)	it has no outstanding claims, demands and other rights (in each case whether actual or contingent) whatsoever against the other Party in respect of or arising from the Overseas Agreement.

2.2	No right or obligation arising under the Overseas Agreement nor any terms of the Overseas Agreement shall survive the termination of the Overseas Agreement save and except for the following which shall continue to apply to the Parties and remain full force and effect :

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(a)	the obligations on the part of the Employee to, amongst other things, cease to use all software of the Company, return to the Company all Company files and Company belongings as set out in clause 8(a) of the Overseas Agreement under the heading of “TERMINATION OBLIGATIONS”;

(b)	the obligations on the part of the Employee regarding confidentiality, intellectual property as set out in sections 10 and 12 of the Overseas Agreement;

(c)	the restrictive covenants undertaken by the Employee in sections 9 and 11 of the Overseas Agreement; and

(d)	those clauses of the Overseas Agreement specified elsewhere in this Deed and/or the Overseas Agreement as continuing to apply or to be in full force and effect notwithstanding the termination of the Overseas Agreement.

3. Restriction on announcements

3.1	No Party may disclose any information in respect of this Deed or any matter relating to the termination of the Overseas Agreement, other than for the purpose of:

(a)	enforcing this Deed;

(b)	receiving legal or tax advice in relation to this Deed; or

(c)	to the minimum extent necessary, enabling a Party to comply with its obligations at law or under any regulation.

3.2	Subject to the due compliance of the terms of this Deed by the other Party, each Party agrees that it will not make any adverse comments to any person or in any public announcement about the other Party or in relation to the Overseas Agreement, the termination of the Overseas Agreement, and/or the subject matter of this Deed.

4 Miscellaneous

4.1	If this Deed conflicts with any other document, agreement or arrangement, this Deed prevails to the extent of the inconsistency.

4.2	This Deed may not be amended or varied unless the amendment or variation is in writing signed by all Parties. For the avoidance of doubt, in no event shall any Party have the right to unilaterally rescind or terminate this Deed.

4.3	This Deed constitutes the entire agreement between the Parties in relation to the subject matter of this Deed. All prior discussions, undertakings, agreements, representations, warranties and indemnities given by either Party are replaced by this Deed and have no further effect subject however to Clause 2.2 above.

4.4	No Party shall assign or transfer any right or obligation under this Deed unless with the prior written consent of the other Party.

4.5	Part or all of any provision of this Deed that is illegal or unenforceable will be severed from this document and will not affect the continued operation of the remaining provisions of this document.

4.6	Waiver of any power or right under this Deed:

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(a)	must be in writing signed by the Party entitled to the benefit of that power or right; and

(b)	is effective only to the extent set out in that written waiver.

4.7	Each Party must do or cause to be done all things necessary or reasonably desirable to give full effect to this Deed and the transactions contemplated by it (including, but not limited to, the execution of any further necessary documents in terms consistent with the terms of this Deed).

4.8	The Parties agree that each of them :

(a)	have had a full and proper opportunity to consider the terms of this Deed;

(b)	have had a full and proper opportunity to obtain independent legal advice in respect of the terms of this Deed; and

(c)	have freely entered into this Deed.

4.9	This Deed may be executed in multiple counterparts and all counterparts taken together will constitute one document.

5. Governing Law and Jurisdiction

This Deed shall be governed by and construed in accordance with the laws of Hong Kong and each party agrees to submit to the non-exclusive jurisdiction of the Hong Kong courts.

IN WITNESS WHEREOF the parties hereto have caused this Deed to be duly executed on the date first above written.

SEALED with the Common Seal of	)
Dreamworld Leisure Management	)
Limited	)
and SIGNED by	) /s/ Tsui Kin Ming, Andy
)
in the presence of :	)

SIGNED SEALED and DELIVERED	)
by Chung Yuk Man	) /s/Chung Yuk Man
in the presence of :	)

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